June 13, 2014

Google AdWords

Applies to rule 433/164

Merk Gold Trust

333-180868

Why Buy Any Other ETF?

It’s an ETF. It’s Gold.

The Deliverable Gold ETF

www.merkgold.com/learn_more

The Deliverable Gold ETF

It’s an ETF. It’s Gold.

Why Buy Any Other ETF?

www.merkgold.com/learn_more